Exhibit (k)(1)(B)

FORM OF

FIRST AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

This FIRST AMENDMENT to the Expense Limitation Agreement (this “Amendment”), dated as of April [______], 2021, is made by and between Fundrise Real Estate Interval Fund, LLC, a Delaware limited liability company (the “Fund”), and Fundrise Advisors, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser and the Fund previously entered into an Expense Limitation Agreement, dated as of December 18, 2020 (the “Agreement”), pursuant to which the Adviser agreed to waive all or a portion of its management fee and/or pay or reimburse the expenses of the Fund to the extent necessary to ensure that the Operating Expenses (as that term is defined in Section 2 of the Agreement) do not exceed 2.00% of the average daily net assets of the Fund for the duration of the Expense Limitation Period (as that term is defined in Section 5 of the Agreement); and

WHEREAS, the term of the Agreement is scheduled to expire on December 18, 2021, unless the Board of Directors of the Fund (the “Board”) approves its continuance for a successive one-year period; and

WHEREAS, the Board, the Fund and the Adviser desire to extend the term of the Agreement;

NOW THEREFORE, the Fund and the Adviser hereby agree as follows:

1.          The Agreement is amended by deleting in its entirety Section 5 of the Agreement and replacing it with the following new Section 5:

This Agreement shall remain in effect until May 1, 2022 and thereafter shall continue in effect from year to year for successive one-year periods provided that such continuance is approved at least annually by the Board (each such period, an “Expense Limitation Period”), unless sooner terminated as provided in Section 6 of this Agreement.

2.          Except as set forth herein, no other provision of the Agreement is modified or amended, and the Agreement, as amended hereby, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

FUNDRISE ADVISORS, LLC

By:
Name:
Title:
Date:

FUNDRISE REAL ESTATE INTERVAL FUND, LLC

By:
Name:
Title:
Date:

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